Exhibit 99.1

Juniata Valley Financial Corp. Announces Third Quarter Results

Mifflintown, PA, Oct. 29, 2018 (GLOBE NEWSWIRE) --

Marcie A. Barber, President and Chief Executive Officer of Juniata Valley Financial Corp. (OTC Pink: JUVF) (“Juniata”), announced third quarter 2018 net income of $1,385,000, an increase of $179,000, or 14.8%, in comparison to net income for the third quarter of 2017. Earnings per share, basic and diluted, was $0.27 in the third quarter of 2018, representing an increase of 8.0% over the same period in 2017. For the nine months ended September 30, 2018, net income was $4,281,000, an increase of $322,000, or 8.1%, over earnings for the nine months ended September 30, 2017. Earnings per share, basic and diluted, during the nine months ended September 30, 2018 increased 3.6%, to $0.86, compared to the corresponding 2017 period. Juniata also reported increases of $34,171,000 in total loans, $28,744,000 in total assets, and $52,119,000 in total deposits over the balances at December 31, 2017.

The comparability of the results of operations for the three and nine months ended September 30, 2018 and the financial condition at September 30, 2018 were impacted by the acquisition of Liverpool Community Bank (“Liverpool”) on April 30, 2018. Juniata incurred $185,000 and $625,000 of merger-related expense in conjunction with the acquisition of Liverpool during the three and nine months ended September 30, 2018, respectively. Additionally, an adjustment to the carrying value of Juniata’s previous 39.16% ownership of Liverpool at April 30, 2018 resulted in a recorded net gain of $215,000 during the nine months ended September 30, 2018. Exclusive of these items and the corresponding tax impact, net income for the three months ended September 30, 2018 was $1,531,000, an increase of 26.9% over the corresponding 2017 period and net income for the nine months ended September 30, 2018 was $4,605,000, an increase of 16.3% over the nine months ended September 30, 2017. The recorded amounts of assets purchased and liabilities assumed in the Liverpool acquisition resulted in an increase in Juniata’s equity of $6,463,000. Loans and deposits added through the Liverpool acquisition totaled $31,331,000 and $36,052,000, respectively, at April 30, 2018. Prior to April 30, 2018, Juniata, as 39.16% owner of the former Liverpool Community Bank, recorded 39.16% of Liverpool’s earnings as “income from unconsolidated subsidiary”. Effective April 30, 2018, Liverpool merged with The Juniata Valley Bank.

Ms. Barber commented, “The integration of daily operations of Liverpool into Juniata impacts customers and associates, and successful integration is also important to ongoing financial performance. We successfully completed a full core processing conversion of the Liverpool office on October 12, 2018. Results of the joint operations have met our expectations for both smooth transition and enhanced earnings, and we anticipate this trend will continue.”

Annualized return on average assets for the nine months ended September 30, 2018 was 0.93%, compared to 0.89% for the nine months ended September 30, 2017. Annualized return on average equity for the nine months period in 2018 was 9.28%, compared to 8.81% for the same period in 2017.

Net interest income, after the provision for loan losses, increased during the nine months ended September 30, 2018 by $1,138,000, or 8.4%, when compared to the nine months ended September 30, 2017. Average earning assets increased 3.5%, primarily due to a $21,036,000 increase in average loans. The yield on earning assets increased to 4.14% during the nine months ended September 30, 2018 from 3.91% in the same period in 2017. In addition, the rate paid on interest bearing liabilities increased from 0.66% for the nine months ended September 30, 2017, to 0.83% for the same period in 2018, as did the average balance of interest bearing liabilities, which increased by $5,965,000 in the 2018 period compared to the 2017 period. Rate increases reflect the effect of recent increases in both the prime rate and federal funds target rate.

Non-interest income during the nine months ended September 30, 2018 was $3,911,000, a decrease of $180,000 compared to the same period in 2017. Most significantly impacting the comparative nine month period was a net gain on the sales and calls of investment securities of $510,000 recorded in the nine months ended September 30, 2017, while a net loss of $15,000 was recorded in the comparable 2018 period. Excluding the impact of the securities gains (losses), non-interest income grew by $345,000, or 9.6%, primarily due to increases in debit card activity, fees derived from loan activity, the change in the value of equity securities. Income/gain from unconsolidated subsidiary increased $142,000 in the first nine months of 2018 compared to the same period in 2017, as a result of the $215,000 gain, offset by the discontinuance of income in this category after April 30, 2018.

Non-interest expense was $14,343,000 for the nine months ended September 30, 2018 versus $12,940,000 for the same period in 2017, an increase of 10.8%. The first nine months of 2018 included $625,000 in merger-related expenses, with no similar expense recorded in the comparable 2017 period. Employee compensation and benefits expense increased $524,000 during the nine months ended September 30, 2018 compared to the same period in 2017, primarily due to the addition of the Liverpool staff in 2018. Also impacting compensation and benefits expense was settlement expense of $210,000 related to a lump sum offering to terminated vested defined benefit participants. Occupancy and equipment expense increased $143,000 due to the completion and occupation of a relocated banking office at the end of 2017. In addition, the amortization expense for the investment in low-income housing partnerships increased $188,000 due to the additional investment in phase II of a tax credit investment, with no similar expense recorded in the first half of 2017. Partially offsetting these increases was a decline in Juniata’s income tax provision in the first nine months of 2018, which was $767,000 less than the tax provision in the comparable period in 2017 as a result of lower taxable income in the 2018 period, the reduction in the federal income tax rate to 21% in 2018 versus 34% in 2017, and an increase in low income housing tax credits of $187,000 from the addition of the phase II tax credit investment that commenced in the third quarter of 2017.

Annualized return on average assets for the three months ended September 30, 2018 was 0.89% compared to 0.81% for the three months ended September 30, 2017. Annualized return on average equity for the three months period in 2018 was 8.59% compared to 8.00% for the same period in 2017.

Net interest income, after the provision for loan losses, increased during the three months ended September 30, 2018 by $591,000, or 13.0%, when compared to the three months ended September 30, 2017. Average earning assets increased $25,571,000, primarily due to a 7.9% increase in average loans. The yield on earning assets increased to 4.27% during the three months ended September 30, 2018 from 3.98% in the same period in 2017. In addition, the rate paid on interest bearing liabilities increased 17 basis points to 0.88% during the third quarter of 2018 compared to the same period in 2017. The average balance of interest bearing liabilities also increased over the period by $8,948,000 compared to the same 2017 period.

Non-interest income during the three months ended September 30, 2018 was $1,241,000, an increase of $22,000 compared to the same period in 2017. Most significantly impacting the comparative three month periods were increases in debit card activity, customer service fees, and commissions from sales of non-deposit products. Partially offsetting these increases was a $66,000 decline in mortgage banking income due to a strategic shift in focus to a new mortgage product, which is increasing fees derived from loan activity, as well as a decline in the income from unconsolidated subsidiary. No income from unconsolidated subsidiary was recorded in the third quarter of 2018 due to the fact that Liverpool is no longer an unconsolidated subsidiary of Juniata following its acquisition by Juniata in the second quarter of 2018.

Non-interest expense increased $590,000 to $5,032,000 for the three months ended September 30, 2018 versus the same period in 2017. Included in the third quarter of 2018 was $185,000 in merger-related expenses, with no similar expense recorded in the comparable 2017 period. Noninterest expenses also increased in the third quarter of 2018 compared to the same period in 2017 due to increased employee compensation and benefits expense, amortization expense from the investment in low-income housing partnerships, and data processing expense. Included in the increase in employee compensation and benefits expense was the aforementioned defined benefit settlement expense of $210,000. Partially offsetting these increases was a net gain on the sales of other real estate owned and favorable variances in delinquent loan expense and electronic banking losses between the third quarter of 2018 and the third quarter of 2017. Juniata’s income tax provision for the three months ended September 30, 2018 was also $156,000 less than the tax provision in the comparable quarter in 2017, of which $27,000 was attributable to an increase in tax credits from the addition of phase II of the investment in low-income elderly housing partnerships, as well as the reduction of the statutory federal tax rate from 34% in 2017 to 21% in 2018.

Total assets at September 30, 2018 were $620,689,000, an increase of 4.9% compared to December 31, 2017. Through the nine months ended September 30, 2018, loan balances averaged $406,659,000 compared to average loan balances during the nine months ended September 30, 2017 of $385,623,000, an increase of 5.5%. Average deposit balances increased by 1.4%, while average borrowings and other interest bearing liabilities declined 36.6% in the first nine months of 2018 compared to the same period in 2017.

On October 16, 2018, Juniata Valley Financial Corp.’s Board of Directors declared a cash dividend of $0.22 per share, payable on November 30, 2018 to shareholders of record on November 15, 2018.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with sixteen community offices located in Juniata, Mifflin, Perry, Huntingdon, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades through OTC Pink under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes”, “expects”, “anticipates”, “may”, “should”, “will”, “could”, “estimates”, “projects”, “predicts”, “potential”, “continue”, “plans”, “future” “intends”, “goal”, “strategy”, “likely”, “seek” and similar expressions. Any forward-looking statement made by us in this document is based only on information currently available to us and speaks only as of the date when made. Juniata undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. Forward-looking statements are not historical facts or guarantees of future performance, events or results, and are subject to potential risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from this forward-looking information. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in Juniata’s Annual Report on Form 10-K for the year ended December 31, 2017.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

	(Unaudited)
(Dollars in thousands, except share data)	September 30, 2018	December 31, 2017
ASSETS
Cash and due from banks	$14,280	$9,839
Interest bearing deposits with banks	35	58
Federal funds sold	1,013	-
Cash and cash equivalents	15,328	9,897

Interest bearing time deposits with banks	3,535	350
Equity securities	1,162	-
Securities available for sale	138,650	153,824
Restricted investment in bank stock	2,170	3,104
Investment in unconsolidated subsidiary	-	4,812
Total loans	418,075	383,904
Less: Allowance for loan losses	(3,038)	(2,939)
Total loans, net of allowance for loan losses	415,037	380,965
Premises and equipment, net	8,659	8,887
Other real estate owned	188	355
Bank owned life insurance and annuities	15,862	14,972
Investment in low income housing partnerships	4,745	5,245
Core deposit and other intangible assets	429	195
Goodwill	9,139	5,448
Mortgage servicing rights	208	225
Accrued interest receivable and other assets	5,577	3,666
Total assets	$620,689	$591,945

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$123,709	$115,911
Interest bearing	406,078	361,757
Total deposits	529,787	477,668

Securities sold under agreements to repurchase	3,759	9,769
Short-term borrowings	593	12,000
Long-term debt	15,000	25,000
Other interest bearing liabilities	1,568	1,593
Accrued interest payable and other liabilities	4,600	6,528
Total liabilities	555,307	532,558
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	-	-
Common stock, par value $1.00 per share: Authorized 20,000,000 shares
Issued -
5,134,249 shares at September 30, 2018;
4,811,611 shares at December 31, 2017
Outstanding -
5,093,536 shares at September 30, 2018;
4,767,656 shares at December 31, 2017	5,134	4,811
Surplus	24,800	18,565
Retained earnings	42,023	40,876
Accumulated other comprehensive loss	(5,802)	(4,034)
Cost of common stock in Treasury:
40,713 shares at September 30, 2018;
43,955 shares at December 31, 2017	(773)	(831)
Total stockholders' equity	65,382	59,387
Total liabilities and stockholders' equity	$620,689	$591,945

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except share data)	September 30,		September 30,
	2018	2017	2018	2017
Interest income:
Loans, including fees	$5,230	$4,607	$14,822	$13,491
Taxable securities	748	729	2,288	2,128
Tax-exempt securities	97	112	299	340
Other interest income	54	9	103	20
Total interest income	6,129	5,457	17,512	15,979
Interest expense:
Deposits	839	561	2,178	1,555
Securities sold under agreements to repurchase	17	8	49	17
Short-term borrowings	21	80	164	212
Long-term debt	62	95	215	274
Other interest bearing liabilities	11	8	28	23
Total interest expense	950	752	2,634	2,081
Net interest income	5,179	4,705	14,878	13,898
Provision for loan losses	32	149	231	389
Net interest income after provision for loan losses	5,147	4,556	14,647	13,509
Non-interest income:
Customer service fees	462	428	1,311	1,302
Debit card fee income	323	274	939	824
Earnings on bank-owned life insurance and annuities	99	93	266	269
Trust fees	91	97	316	324
Commissions from sales of non-deposit products	82	43	202	140
Income/gain from unconsolidated subsidiary	-	49	296	154
Fees derived from loan activity	91	77	263	181
Mortgage banking income	17	83	53	170
Gain (loss) on sales and calls of securities	-	2	(15)	510
Change in value of equity securities	(4)	-	42	-
Other non-interest income	80	73	238	217
Total non-interest income	1,241	1,219	3,911	4,091
Non-interest expense:
Employee compensation expense	1,992	1,829	5,717	5,326
Employee benefits	848	567	1,935	1,802
Occupancy	306	291	918	878
Equipment	203	175	607	504
Data processing expense	498	440	1,402	1,318
Director compensation	50	60	157	183
Professional fees	140	148	494	431
Taxes, other than income	157	111	409	353
FDIC Insurance premiums	59	83	208	250
(Gain) loss on sales of other real estate owned	(52)	19	(62)	(26)
Amortization of intangible assets	23	17	54	52
Amortization of investment in low-income housing partnerships	200	173	600	412
Merger and acquisition expense	185	-	625	-
Other non-interest expense	423	529	1,279	1,457
Total non-interest expense	5,032	4,442	14,343	12,940
Income before income taxes	1,356	1,333	4,215	4,660
Income tax (benefit) provision	(29)	127	(66)	701
Net income	$1,385	$1,206	$4,281	$3,959
Earnings per share
Basic	$0.27	$0.25	$0.86	$0.83
Diluted	$0.27	$0.25	$0.86	$0.83
Cash dividends declared per share	$0.22	$0.22	$0.66	$0.66
Weighted average basic shares outstanding	5,093,536	4,767,656	4,951,537	4,764,325
Weighted average diluted shares outstanding	5,120,466	4,778,950	4,973,179	4,772,935